Exhibit 99.1

VerifyMe Reports Fourth Quarter 2025 Financial Results

•	Cash of $4.4 million and short-term note receivable of $2.0 million as of December 31, 2025
•	Cash flow provided by operations of $0.6 million in 2025, compared to $0.9 million in 2024
•	2025 annual revenue of $16.4 million, compared to $24.2 million in 2024; with fourth quarter revenue of $2.4 million, compared to $7.7 million in Q4 2024
•	2025 annual gross profit of $6.3 million or 39%, compared to $8.7 million or 36% in 2024; gross profit of $1.2 million or 49% in Q4 2025, compared to $2.4 million or 32% in Q4 2024
•	2025 annual net loss of $4.9 million (including $4.3 million of one-time adjustments), compared to a net loss of $3.8 million (including $1.6 million of one-time adjustments) in 2024; net loss of $0.7 million in Q4 2025, compared to net loss of $0.5 million in Q4 2024
•	2025 annual adjusted EBITDA(1) of $1.0 million, compared to $0.9 million in 2024; adjusted EBITDA of ($0.1) million in Q4 2025, compared to $0.5 million in Q4 2024

Lake Mary, FL – March 30, 2026 – PRNewswire — VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” “we,” “our,” or the “Company”) provides brand owners time and temperature sensitive logistics, and brand protection and enhancement solutions, announced today the Company’s financial results for its fourth quarter ended December 31, 2025 (“Q4 2025”).

Adam Stedham, VerifyMe’s CEO and President stated, “In Q4 of 2025, VerifyMe began the process of transitioning ProActive clients from using our previous shipping partner to our new strategic shipping partner. During the fourth quarter of a year, companies are typically hesitant to change shipping partners, due to capacity constraints of the overall shipping industry. We successfully transitioned a portion of our customers, and we continue to transition customers in 2026. We are excited about our relationship with our new shipping partner and the services we are able to offer both legacy and new customers.”

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(1) Adjusted EBITDA is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" below for information about this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss, is included as a schedule to this release.

Key Financial Highlights for Q4 2025:

•	Cash flow from operations of $0.1 million in Q4 2025
•	Quarterly consolidated revenue of $2.4 million in Q4 2025, compared to $7.7 million for the three months ended December 31, 2024 (“Q4 2024”), approximately 78% of the reduction is attributable to the termination of our agreement with our prior carrier partner.
•	Gross profit of $1.2 million or 49% in Q4 2025, compared to $2.4 million or 32% in Q4 2024
•	Net loss of ($0.7) million or ($0.05) per diluted share in Q4 2025, compared to net loss of ($0.5) million or ($0.05) per diluted share in Q4 2024
•	Cash of $4.4 million and short-term note receivable of $2.0 million as of December 31, 2025

Recent Business Highlights

•	Entered into an Agreement and Plan of Merger to combine business with Open World, Ltd.
•	Continue transitioning services from former shipping partner to current shipping partner
•	Terminated ATM Sales Agreement with Roth Capital Partners, LLC

Financial Results for the Three Months Ended December 31, 2025:

Revenue in Q4 2025 was $2.4 million, compared to $7.7 million in Q4 2024. Revenue for the quarter decreased by $5.3 million. The decrease in our Precision Logistics segment relates to the previously announced termination of our agreement with our prior carrier partner to offer ProActive services, which resulted in erosion of our customer base.

Gross profit in Q4 2025 was $1.2 million, compared to $2.4 million in Q4 2024. The resulting gross margin percentage was 49% for the three months ended December 31, 2025, compared to 32% for the three months ended December 31, 2024. The decrease in gross margin was principally due to the termination of our agreement with our prior carrier partner. The increase in gross margin percentage was due to the mix of ProActive and Premium services provided during the quarter, coupled with cost reduction efforts and improved pricing under our agreement with our new shipping partner. The ProActive services revenue gross margin percentage improved in Q4 2025 compared to Q4 2024.

Operating loss in Q4 2025 was ($0.7) million, compared to operating loss of ($0.3) million in Q4 2024. The increased loss primarily relates to a reduction in gross profit as a result of the previously described revenue decline.

Our net loss in Q4 2025 was ($0.7) million, compared to net loss of ($0.5) million in Q4 2024. The resulting loss per diluted share in Q4 2025 was ($0.05), compared to loss per diluted share of ($0.05) in Q4 2024. The increased loss primarily relates to the termination of our agreement with our prior carrier partner.

EBITDA in Q4 2025 was ($0.1) million, compared to $0.5 million in Q4 2024. Adjusted EBITDA is a non-GAAP financial measure. Please see “Use of Non-GAAP Financial Measures” for a discussion of this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss is included as a schedule to this release.

 __________

(1) Adjusted EBITDA is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" below for information about this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss, is included as a schedule to this release.

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Adam Stedham, VerifyMe’s CEO and President stated, “During the first quarter of 2026, VerifyMe has transitioned our remaining Premium clients to contracts directly with the Company, as opposed to having a subcontracting agreement with our previous shipping partner. The Company is in a transition phase, but we are moving forward with our plans and steadily transitioning client contracts to align with our new business model, and we are excited about our relationship with our new shipping partner. Our balance sheet is strong and we continue to focus on improving the operations of the current business and progressing the previously announced merger agreement.”

At December 31, 2025, VerifyMe had a $4.4 million cash balance and $5.7 million in working capital.

At December 31, 2025, VerifyMe had 13,553,049 shares issued and 13,071,601 shares outstanding.

Earnings Call

The company is not scheduling an earnings call, but intends to have a shareholder call after issuing the Form S-4 registrations stsatement and proxy statement associated with our previously announced merger agreement.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), provides specialized logistics for time and temperature sensitive products, as well as brand protection and enhancement solutions. To learn more, visit www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “continue,” “may,” “plan,” “should,” “focus,” "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities, our reliance on one key strategic partner for shipping services in our Precision Logistics segment, competition including by our key strategic partner, seasonal trends in our business, severe climate conditions, the highly competitive nature of the industry in which we operate, our brand image and corporate reputation, impairments related to our goodwill and other intangible assets, economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability, the effects of pandemics, changes in United States social, political, and regulatory conditions and/or a disruption of financial markets, reduced freight volumes due to economic conditions, reduced discretionary spending in a recessionary environment, global supply-chain delays or shortages, fluctuations in labor costs, raw materials, and changes in the availability of key suppliers, our history of losses, our ability to use our net operating losses to offset future taxable income, the confusion of our name brand with other brands, the ability of our technology to work as anticipated and to successfully provide analytics logistics management, our ability to continue to invest in the development and commercialization of our Authentication segment, the ability of our strategic partners to integrate our solutions into their product offerings, our ability to manage our growth effectively, our ability to successfully develop and expand our sales and marketing capabilities, risks related to doing business outside of the U.S., intellectual property litigation, our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems, our reliance on third-party information technology service providers, our ability to respond to evolving laws related to information technology such as privacy laws, our ability to attract, retain and develop successors for management, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, our ability to acquire new customers, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field, our ability to comply with the continued listing standards of the Nasdaq Capital Market, our ability to timely pay amounts due and comply with the covenants under our debt facilities, and our ability to complete the proposed business combination, including due to the failure to obtain approval of the securityholders of the Company, certain regulatory approvals, or satisfying other conditions to closing in the merger agreement. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. Additionally, the Company believes Adjusted EBITDA is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. In particular, with regard to our comparison of Adjusted EBITDA for the three and twelve months ended December 31, 2025, to the three and twelve months ended December 31, 2024, we believe is useful to investors in understanding the results of operations. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA represents EBITDA plus non-cash stock compensation expense, severance expense, unrealized gain on equity investment, loss on equity investment, impairments, change in fair value of contingent consideration, loss on sale of business and one-time professional expenses for acquisitions. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

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A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net loss, calculated in accordance with GAAP is included in a schedule to this press release. The Company believes that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules as the presentation here may not be comparable to other similarly titled measures of other companies.

For Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

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VerifyMe, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	December 31, 2025	December 31, 2024
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,353	$2,823
Accounts receivable, net of allowance for credit loss reserve, $10 and $71 as of December 31, 2025 and December 31, 2024, respectively	857	2,636
Note receivable, net of allowance for credit loss reserve, $12 and $0 as of December 31, 2025 and December 31, 2024, respectively	1,988	-
Unbilled revenue	338	733
Prepaid expenses and other current assets	154	131
Inventory	37	39
TOTAL CURRENT ASSETS	7,727	6,362

PROPERTY AND EQUIPMENT, NET	$20	$116

RIGHT OF USE ASSET	-	236

INTANGIBLE ASSETS, NET	2,345	5,365

GOODWILL	2,926	3,988
TOTAL ASSETS	$13,018	$16,067

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Term note, current	$-	$500
Accounts payable	745	2,971
Other accrued expense	530	660
Lease liability- current	-	108
Convertible note – related party, current	400	-
Convertible note, current	350	-
TOTAL CURRENT LIABILITIES	2,025	4,239

LONG-TERM LIABILITIES
Long-term lease liability	$-	$139
Term note	-	375
Convertible note – related party	-	450
Convertible note	-	650
TOTAL LIABILITIES	$2,025	$5,853

STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock, $0.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	-	-

Series B Convertible Preferred Stock, $0.001 par value; 85 shares authorized; 0.85 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	-	-

Common stock, $0.001 par value; 675,000,000 shares authorized; 13,553,049 and 10,829,908 shares issued, 13,071,601 and 10,539,441 shares outstanding as of December 31, 2025 and December 31, 2024, respectively	14	11

Additional paid in capital	102,059	96,344

Treasury stock as cost; 481,448 and 290,467 shares at December 31, 2025 and December 31, 2024, respectively	(502)	(480)

Accumulated deficit	(90,578)	(85,673)

Accumulated other comprehensive loss	-	12

STOCKHOLDERS' EQUITY	10,993	10,214

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$13,018	$16,067

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 VerifyMe, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

NET REVENUE	$2,390	$7,661	$16,398	$24,207

COST OF REVENUE	1,223	5,244	10,077	15,545

GROSS PROFIT	1,167	2,417	6,321	8,662

OPERATING EXPENSES
Segment management and Technology(a)	548	1,265	3,138	5,454
General and administrative (a)	1,175	1,072	3,416	3,852
Research and development	5	5	20	70
Sales and marketing (a)	162	362	967	1,361
Goodwill and Intangible asset impairment	-	50	3,850	2,315

Total Operating expenses	1,890	2,754	11,391	13,052

LOSS BEFORE OTHER INCOME (EXPENSE)	(723)	(337)	(5,070)	(4,390)
OTHER INCOME (EXPENSE)
Interest income (expense), net	93	(21)	214	(130)
Change in fair value of contingent consideration	-	5	-	844
Loss on sale of business	-	(146)	-	(146)
Other Income (expense), net	(57)	(2)	(49)	(2)
TOTAL OTHER INCOME (EXPENSE), NET	36	(164)	165	566

NET LOSS
	$(687)	$(501)	$(4,905)	$(3,824)

LOSS PER SHARE
BASIC	(0.05)	(0.05)	(0.39)	(0.37)
DILUTED	(0.05)	(0.05)	(0.39)	(0.37)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	12,846,593	10,471,185	12,619,512	10,402,508
DILUTED	12,846,593	10,471,185	12,619,512	10,402,508

(a)	Includes share-based compensation of $801 thousand for the year ended December 31, 2025, and $1,555 thousand for the year ended December 31, 2024.

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VerifyMe, Inc.

Consolidated EBITDA and Adjusted EBITDA Reconciliation Table (Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,

	2025	2024	2025	2024

Net Loss (GAAP)	$(687)	$(501)	$(4,905)	$(3,824)
Interest income (expense), net	(93)	21	(214)	130
Amortization and depreciation	131	307	984	1,212

Total EBITDA (Non-GAAP)	(649)	(173)	(4,135)	(2,482)

Adjustments:

Stock based compensation	-	81	86	255
Fair value of restricted stock and restricted stock units issued in exchange for services	117	291	715	1,300
Severance	-	53	112	194
Loss on disposal of equipment	57	-	58	-
Gain on derecognized liability	-	-	(109)	-
Change in fair value of contingent consideration	-	(5)	-	(844)
Loss on sale of business	-	146	-	146
Goodwill and Intangible asset impairment	-	50	3,850	2,315
One-time professional expenses for acquisitions/divestiture	405	66	456	66

Total Adjusted EBITDA (Non-GAAP)	$(70)	$509	$1,033	$950

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